UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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Westmoreland Coal Company

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WESTMORELAND COAL COMPANY

2 North Cascade Avenue, 2nd Floor

Colorado Springs, Colorado 80903

March 29, 2010

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Westmoreland Stockholders:

The Annual Meeting of Stockholders of Westmoreland Coal Company will be held at our corporate offices located at 2 North Cascade Avenue, 2nd Floor, Colorado Springs, Colorado, 80903 on Thursday, May 20, 2010 at 8:30 a.m. Mountain Daylight Time, for the following purposes:

1.

The election by the holders of Common Stock of four directors to the Board of Directors to serve for a one-year term;

2.

The election by the holders of Series A Convertible Exchangeable Preferred Stock, each share of which is represented by four Depositary Shares, of two additional directors to the Board of Directors to serve for a one-year term;

3.

The ratification of the appointment by the Audit Committee of Ernst & Young LLP as principal independent auditor for fiscal year 2010; and

4.

To transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

Only stockholders of record at the close of business on March 26, 2010 will be entitled to notice of and to vote at the meeting and any postponement or adjournment thereof.

YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the annual meeting, we hope you will vote as soon as possible. You may vote by proxy over the Internet or by telephone, or, if you received paper copies of the proxy materials, you can also vote by mail by following the instructions on the proxy card or voting instruction card. Voting over the Internet, by telephone or by written proxy or voting instruction card will ensure your representation at the annual meeting regardless of whether you attend in person.

This proxy statement, the annual report to stockholders and the proxy voter card are being mailed on or about March 29, 2010.

By Order of the Board of Directors,

/s/ Morris W. Kegley

Morris W. Kegley

General Counsel and Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

 FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 20, 2010.

This notice, the accompanying proxy statement and Westmoreland Coal Company’s Annual Report to stockholders for the fiscal year ended December 31, 2009 are available at www.proxyvote.com.

PROXY STATEMENT

WESTMORELAND COAL COMPANY

2 North Cascade Avenue, 2nd Floor

Colorado Springs, Colorado 80903

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

To be held May 20, 2010

GENERAL INFORMATION ABOUT THE 2010 ANNUAL MEETING OF STOCKHOLDERS

This proxy statement is being furnished by the Board of Directors of Westmoreland Coal Company to holders of our common stock and depositary shares in connection with the solicitation by the Board of Directors of proxies to be voted at the Annual Meeting of Stockholders of Westmoreland Coal Company to be held at our corporate offices located at 2 North Cascade Avenue, 2nd Floor, Colorado Springs, Colorado, 80903 on Thursday, May 20, 2010 at 8:30 a.m. Mountain Daylight Time, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders and this proxy statement.

This proxy statement and the enclosed proxy voter card relating to the Annual Meeting of Stockholders are first being mailed and made available to stockholders on our website on or about March 29, 2010.  As of March 26, 2010, the record date, members of Westmoreland Coal Company’s management and directors are the record and beneficial owners of a total of 267,853 shares (approximately 2.5%) of Westmoreland Coal Company’s outstanding common stock and 7,850 (approximately 1.2%) of Westmoreland Coal Company’s outstanding depositary shares.  It is management’s intention to vote all of its shares in favor of each matter to be considered by the stockholders.

QUESTIONS AND ANSWERS ABOUT THE 2010 ANNUAL MEETING OF STOCKHOLDERS

Who can vote at the meeting?

Only stockholders who owned our common stock or depositary shares, each of which represents one quarter of a share of Series A Convertible Exchangeable Preferred Stock, $1.00 par value (“depositary shares”) of record at the close of business on March 26, 2010 are entitled to vote. Each holder of common stock is entitled to one vote per share. Each holder of depositary shares is entitled to one vote per share. The common stock and depositary shares will vote separately on Proposal No. 1 (only common) and Proposal No. 2 (only depositary), but will vote together as a single class on Proposal No. 3. There were 10,619,309 shares of common stock and 640,515 depositary shares outstanding on March 26, 2010.

What constitutes a quorum for the meeting?

The holders of a majority of the aggregate voting power of the common stock and depositary shares outstanding on the record date, present in person or by proxy at the meeting, shall constitute a quorum to conduct business at the meeting. Abstentions and “broker non-votes” (shares held by a broker or nominee that does not have discretionary authority to vote on a particular matter and has not received voting instructions from its client) are counted for purposes of determining the presence or absence of a quorum for the transaction of business at the annual meeting.

How do I vote?

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Via the Internet at www.proxyvote.com;

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By phone at 1-800-690-6903; or

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By completing and mailing in a paper proxy card.

If your shares are registered directly in your name with Computershare Trust Company, our transfer agent, you are considered a stockholder of record with respect to those shares and the proxy card and voting instructions have been sent directly to you by Broadridge Financial Solutions, Inc. If, like most stockholders, you hold your shares in “street name” through a stockbroker, bank or other nominee rather than directly in your own name, you may not vote your shares in person at the meeting without obtaining authorization from your stockbroker, bank or other nominee, and you need to submit voting instructions to your stockbroker, bank or other nominee in order to cast your vote.  Generally, you will receive instructions from your stockbroker, bank or other nominee that you must follow in order to have your shares voted.

We encourage you to register your vote via the Internet. If you attend the meeting, you may also submit your vote in person and any votes that you previously submitted – whether via the Internet, by phone or by mail – will be superseded by the vote that you cast at the meeting. Whether your proxy is submitted by the Internet, by phone or by mail, if it is properly completed and submitted and if you do not revoke it prior to the meeting, your shares will be voted at the meeting in the manner set forth in this proxy statement or as otherwise specified by you.

Can I change my vote after I return my proxy card?

Yes. Even after you have submitted your proxy card, you may change your vote at any time before the proxy is exercised by either filing with our Secretary a written notice of revocation or a duly executed proxy card bearing a later date or by voting in person at the meeting. The powers of the proxy holders will be suspended if you attend the meeting in person and so request. However, attendance at the meeting will not, by itself, revoke a previously granted proxy. If you want to change or revoke your proxy and you hold your shares in “street name,” contact your broker or the nominee that holds your shares. Any written notice of revocation sent to us must include the stockholder’s name and must be received prior to the meeting to be effective.

What vote is required to approve each item?

The election of directors (Proposals 1 and 2) requires that each director receive the affirmative vote of a plurality of the votes cast with respect to that director at the annual meeting. This means that, with respect to each Proposal, the nominees who receive the largest number of “FOR” votes cast will be elected.  Neither broker non-votes nor abstentions will have any effect on the election of directors.  The affirmative vote of all stockholders, having a majority of the votes present in person or represented by proxy at the meeting and entitled to vote on the matter, are necessary to ratify the appointment of Ernst & Young LLP (Proposal 3). Abstentions will have the same effect as a vote against this proposal.  Cumulative voting is not permitted for any of the proposals included in this proxy statement.

How are broker non-votes treated? What is the effect of not casting my vote?

Morris W. Kegley and Jennifer S. Grafton were named by our Board of Directors (the “Board”) as proxy holders. They will vote all proxies, or record an abstention or withholding, in accordance with the directions on the proxy. If no contrary direction is given, the shares will be voted as recommended by the Board. If you hold your shares in street name through a stockbroker, bank or other nominee rather than directly in your own name, your broker or nominee is not permitted to exercise voting discretion with respect to the election of directors. If you do not give your broker or nominee specific instructions, your shares will not be voted on this matter. As brokers may vote on the ratification of our auditors, shares represented by such “broker non-votes” will be voted in favor of Proposal 3.

If you hold your shares in street name, it is critical that you cast your vote if you want it to count in the election of directors (Proposals 1 and 2). In the past, if you held your shares in street name and you did not indicate how you wanted your shares voted in the election of directors, your bank or broker was allowed to vote those shares on your behalf in the election of directors as they felt appropriate.  However, recent changes in stock exchange rules removed the ability of your bank or broker to vote your uninstructed shares in the election of directors on a discretionary basis. Thus, if you hold your shares in street name and you do not instruct your bank or broker how to vote in the election of directors, no votes will be cast on your behalf. Your bank or broker will, however, continue to have discretion to vote any uninstructed shares on the ratification of the appointment of our independent registered public accounting firm (Proposal 3).

How are you handling solicitation of votes?

The accompanying proxy is solicited on behalf of our Board. In addition to solicitations by mail, our directors, officers, and employees may solicit proxies by telephone, e-mail and personal interview, but will receive no additional compensation for doing so. We will also request brokerage houses, custodians, nominees, and fiduciaries to forward copies of the proxy material to those persons for whom they hold shares and request instructions for voting the proxies. We will reimburse those brokerage houses and other persons for their reasonable expenses for such services.

Do I have any rights of appraisal?

Under Delaware law, stockholders are not entitled to dissenters’ rights on any proposal referred to herein.

Where can I find the voting results of the meeting?

We will announce preliminary general voting results at the meeting and publish final detailed voting results on a Form 8-K that we will file within four business days after the meeting.

How do I submit a stockholder proposal for the 2011 annual meeting?

Any proposal that a stockholder wishes to be considered for inclusion in our proxy statement and proxy card for the 2011 Annual Meeting of Stockholders (the “2011 Annual Meeting”) must be submitted to the Secretary at our offices, 2 North Cascade Avenue, 2nd Floor, Colorado Springs, Colorado 80903, no later than December 7, 2010. In addition, such proposals must comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934.

If a stockholder wishes to present a proposal before the 2011 Annual Meeting, but does not wish to have the proposal considered for inclusion in our proxy statement and proxy card, such stockholder must give written notice to the Secretary at the address noted above. The Secretary must receive such notice no earlier than January 21, 2011 and no later than February 20, 2011, and the stockholder must comply with the provisions of our bylaws.

Does the Company offer an opportunity to receive future proxy materials electronically?

Yes. If you are a stockholder of record or a member of the 401(k) plan, you may, if you wish, receive future proxy statements and annual reports online rather than receiving proxy materials in paper form. If you elect this feature, you will receive an e-mail message notifying you when the materials are available, along with a web address for viewing the materials and instructions for voting by telephone or on the Internet. If you have more than one account, you may receive separate e-mail notifications for each account. You may sign up for electronic delivery in two ways:

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If you vote online, you may sign up for electronic delivery at that time; or

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You may sign up at any time by visiting http://enroll.icsdelivery.com/wlb.

If you received this proxy statement electronically, you do not need to do anything to continue receiving proxy materials electronically in the future. If you hold your shares in a brokerage account, you may also have the opportunity to receive proxy materials electronically. Please follow the instructions of your broker.

How can I get electronic access to the proxy materials and the annual report?

This proxy statement and our 2009 Annual Report are available at www.proxyvote.com.

DIRECTORS, DIRECTOR NOMINEE AND EXECUTIVE OFFICERS

Name	Age	Director/ Executive Officer Since	Position
Keith E. Alessi	55	2007	Director; President and Chief Executive Officer
Thomas J. Coffey	57	2000	Director – Independent
Michael R. D’Appolonia	61	2008	Director – Independent
Richard M. Klingaman	74	2006	Director – Independent
William M. Stern	64	2000	Director – Independent
Frank T. Vicino Jr.	46	Nominee	Director Nominee – Independent
Morris W. Kegley	62	2007	General Counsel and Secretary
Todd A. Myers	46	2002	Vice President of Coal Sales
John V. O’Laughlin	59	2005	Vice President of Coal Operations
Kevin A. Paprzycki	39	2008	Chief Financial Officer

Director Information

All our directors bring to our Board a wealth of leadership experience derived from their service as executives of corporations. Certain individual qualifications and skills of our directors that contribute to the Board’s effectiveness as a whole are described in the following paragraphs.

Keith E. Alessi currently serves as a director and our President and Chief Executive Officer.  Since he began working for us in 2007, he has assumed various roles including Executive Chairman and Interim President and Interim Chief Executive Officer.  In addition to his work with us, Mr. Alessi has been an adjunct lecturer at the Ross School of Business at the University of Michigan since March 2002.  Prior to Westmoreland, Mr. Alessi was Chief Executive Officer of Lifestyle Improvement Centers, LLC from April 2003 to May 2006. Mr. Alessi currently serves as a member of the board of directors of Town Sports International Holdings, Inc., H&E Equipment Services, Inc. and MWI Veterinary Supply, Inc.

Mr. Alessi’s wealth of experience in turnaround management, including his roles as Vice-Chairman of Farm Fresh and Chief Executive Officer of Jackson Hewitt and Telespectrum Worldwide, Inc., gives him unique insights into the hurdles, challenges and opportunities we face and provides him the necessary leadership experience to lead us during this integral transition period.  In addition, Mr. Alessi has extensive public company board experience, including chairing numerous audit committees and serving on compensation, corporate governance and nominating committees.

Thomas J. Coffey has been a Partner of B2B CFO Partners, LLC, a professional financial services organization, since 2005.  Prior to 2005, Mr. Coffey was Vice President-Finance, Global Infrastructure Services from 1999 to 2005 and Vice President-Operations Analysis from 1998 to 1999 of Unisys Corporation, a technology services company.

Mr. Coffey has over 25 years of financial and operational management experience working with both public and private companies. He has served as the Chief Financial Officer of a public company, worldwide divisional Chief Financial Officer of a global technology company and a Partner with a Big 4 accounting firm.  His extensive experience is invaluable to our Board’s responsibility for financial and accounting issues.

Michael R. D’Appolonia is President and Chief Executive Officer of Kinetic Systems, Inc., a global provider of process and mechanical solutions to the electronics, solar and biopharmaceutical industries. From 1986 to 2006, Mr. D’Appolonia was President of Nightingale & Associates, LLC, a global management consulting firm providing financial and operational restructuring services. Mr. D’Appolonia is a member of the board of directors of Exide Technologies, Inc.  In addition, he was a member of the board of directors of The Washington Group International, Inc. from 2001 to 2007.

Mr. D’Appolonia’s experience as Chief Executive Officer of a large global organization brings to our Board the perspective of a leader facing the same set of current external economic, social and governance issues.  In addition, Mr. D’Appolonia brings to the Board an extensive knowledge of the construction industry and alternative energy solutions, including solar power and storage solutions for solar and wind energy. Mr. D’Appolonia also has extensive public company board experience, including chairing a compensation committee and serving on audit, corporate governance and nominating committees.

Richard M. Klingaman has been a consultant to the natural resources and energy industries since May 1992.  Prior to consulting, Mr. Klingaman was a senior executive with Penn Virginia Corporation, a natural resources company specializing in coal, oil, natural gas, timber, lime and limestone.

Mr. Klingaman’s decades of experience in the mining and energy industries, including as Senior Vice President of a large natural resources company, provides him with an intimate knowledge of our operations and our industry. In addition, he brings knowledge of coal by-products and non-aqueous coal beneficiation techniques.

William M. Stern has been Executive Vice President of Stern Brothers & Company, a broker-dealer since 1999, and has been employed in various capacities, including as a senior executive, in the banking industry for several decades.

Mr. Stern’s current leadership of a broker-dealer, past senior management experience with various banking organizations and expertise in financial markets and financial analysis is valuable to our Board’s discussions and oversight of the Company’s capital and liquidity needs. In addition, Mr. Stern vice-chaired the Equity Committee during the Fremont General Company bankruptcy.

Frank T. Vicino, Jr. is the President of F. Vicino Drywall Inc. and F. Vicino and Co. Inc., contracting and construction companies located in South Florida.

Mr. Vicino is the largest individual shareholder of our depositary shares at 17.0% of the outstanding shares.  As such, he is uniquely qualified to represent the depositary shareholders as one of the preferred stock directors due to his commitment to the goal of maximizing stockholder value.

Executive Officer Information

Keith E. Alessi, our President and Chief Executive Officer, is discussed above under “Director Information.”

Kevin A. Paprzycki joined Westmoreland as Controller and Principal Accounting Officer in June 2006 and was named Chief Financial Officer in April 2008. Prior to Westmoreland, he was Corporate Controller at Applied Films Corporation from 2005 to 2006. Mr. Paprzycki became a certified public accountant in 1994 and a certified financial manager and certified management accountant in 2004.

Morris W. Kegley joined Westmoreland in October 2005 as Assistant General Counsel and was named General Counsel in August 2007.  Prior to Westmoreland, he worked in the legal department of Peabody Energy Company from 2004 to 2005. He is a member of the bar of Indiana, Illinois, Wyoming, and Colorado.

Todd A. Myers joined Westmoreland in January 2000 as Vice President, Marketing and Business Development and, in 2002, became Vice President, Sales and Marketing, a position that is now called Vice President, Coal Sales. Prior to Westmoreland, Mr. Myers was Senior Consultant and Manager of the environmental consulting group of a nationally recognized energy consulting firm, specializing in coal markets, independent power development, and environmental regulation.

John V. O’Laughlin joined Westmoreland in February 2001 as Vice President, and was promoted to Vice President of Coal Operations in May 2005.  Prior to Westmoreland, Mr. O’Laughlin was Vice President of Mine Operations for Washington Group International, formerly known as Morrison-Knudsen Co.

CORPORATE GOVERNANCE

We are committed to maintaining the highest standards of business conduct and corporate governance, which we believe are essential to running our business efficiently, serving our stockholders and maintaining our integrity in the marketplace. The Board adopted an updated code of business conduct, effective January 1, 2010, for directors, officers and employees, known as our Code of Conduct Handbook.  The Code of Conduct Handbook, in conjunction with the Certificate of Incorporation, Bylaws and Board committee charters, form the framework for the governance of Westmoreland. All of these documents are available at our website at www.westmoreland.com.  We will post on this website any amendments to the Code of Conduct Handbook or waivers of the Code of Conduct Handbook for directors and executive officers. You can request a copy of any of these documents by writing to the General Counsel, Westmoreland Coal Company, 2 North Cascade Ave., 2nd Floor, Colorado Springs, Colorado 80903.

Board Structure and Risk Oversight

The Board separated the positions of Chairman of the Board and Chief Executive Officer in May 2009 and elected Richard M. Klingaman, an independent director, as our Chairman, and Keith E. Alessi as our President and Chief Executive Officer. Separating these positions allows our CEO to focus on our day-to-day business, while allowing the Chairman of the Board to lead the Board in its fundamental role of providing advice to and independent oversight of management. The Board recognizes the time, effort, and energy that the CEO is required to devote to his position in the current business environment, as well as the commitment required to serve as our Chairman, particularly as the Board’s oversight responsibilities continue to grow. While our Bylaws and corporate governance guidelines do not require that our Chairman and CEO positions be separate, the Board believes that having separate positions and having an independent outside director serve as Chairman is the appropriate leadership structure for us at this time and demonstrates our commitment to good corporate governance.

Risk is inherent with every business, and how well a business manages risk can ultimately influence its success.  We face a number of risks, including economic risks, operational risks, environmental and regulatory risks, and others, such as the impact of competition and weather conditions. Management is responsible for the day-to-day management of risks that we face, while the Board, as a whole and through its committees, has responsibility for the oversight of risk management.  In its risk oversight role, the Board has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.

The Board believes that establishing the right “tone at the top” and that full and open communication between management and the Board is essential for effective risk management and oversight. Our Chairman talks regularly with our CEO to discuss strategy and the risks facing us. Senior management attend the quarterly board meetings and are available to address any questions or concerns raised by the Board on risk management-related matters. Each quarter, the Board receives presentations from senior management on strategic matters involving our operations and is provided extensive materials that highlight the various factors that could lead to risk in our organization. The Board has held a strategic planning session with senior management to discuss strategies, key challenges, and risks and opportunities for us.

While the Board is ultimately responsible for our risk oversight, our Audit Committee and Compensation and Benefits Committee assist the Board in fulfilling its oversight responsibilities in certain areas of risk. The Audit Committee assists the Board in fulfilling its oversight responsibilities with respect to risk management in the areas of financial reporting, internal controls and compliance with legal and regulatory requirements. The Compensation and Benefits Committee assists the Board in fulfilling its oversight responsibilities with respect to the management of risks arising from our compensation policies and programs, as well as succession planning for our directors and executive officers.

Committees of the Board of Directors

As of the date of this proxy statement, our Board has five directors and the following five standing committees: (1) Audit; (2) Compensation and Benefits; (3) Nominating and Corporate Governance; (4) Pricing; and (5) Executive. The current committee membership, the number of meetings during the last fiscal year and the function of each of the standing committees are described below.  Each of the standing committees, except for the Pricing and Executive Committee, operate under a written charter adopted by the Board. All of the committee charters are available on our website at www.westmoreland.com. During fiscal year 2009, the Board held eight meetings. Each director serving during fiscal year 2009 attended at least 75% of the aggregate of all Board and applicable standing committee meetings held during the period that he served as a director. Directors are expected to attend the annual meeting of stockholders. All directors attended the last annual meeting of stockholders.

Name of Director	Audit	Compensation and Benefits	Nominating and Corporate Governance	Pricing	Executive
Non-Employee Directors:
Thomas J. Coffey	Chair	Member	Member
Michael R. D’Appolonia		Chair			Member
Richard M. Klingaman	Member	Member		Member	Member
William M. Stern	Member		Chair
Employee Director
Keith E. Alessi				Member	Chair
Number of Meetings in Fiscal 2009	5	5	3	0(1)	0

(1) The Pricing Committee acted only by unanimous written consent in fiscal year 2009.

Audit Committee

The Audit Committee provides oversight of the quality and integrity of our accounting, auditing and financial reporting practices. The committee exercises its oversight obligations through regular meetings with management, the director of internal controls and our independent registered public accounting firm, Ernst & Young LLP. The Audit Committee is also responsible for oversight of risks relating to accounting matters, financial reporting and regulatory compliance. To satisfy these oversight responsibilities, the committee separately meets with our Chief Financial Officer, Director of Internal Controls, Ernst & Young LLP and management. The committee also receives periodic reports regarding issues such as the status and findings of audits being conducted by the internal and independent auditors, the status of material litigation, accounting changes that could affect our financial statements and proposed audit adjustments. The Board has determined that Thomas J. Coffey is an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K.

Audit Committee Report

Management is responsible for our internal controls and the financial reporting process. Ernst & Young LLP is our independent registered public accounting firm and is responsible for performing an independent audit of our consolidated financial statements in accordance with generally accepted auditing standards and for issuing audit reports on the consolidated financial statements and the assessment of the effectiveness of internal controls over financial reporting. The Audit Committee’s responsibility is to monitor and oversee these processes on behalf of the Board.

In this context, the committee has discussed with Ernst & Young the matters required by Statement of Auditing Standards No. 114, The Auditors Communication With Those Charged With Governance, and has received from and discussed with Ernst & Young the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the audit committee concerning independence, and discussed with Ernst & Young their independence from Westmoreland and its management.

The Audit Committee discussed with our internal and independent auditors the overall scope and plans for their respective audits. The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of its examinations, the evaluations of our internal controls and the overall quality of our financial reporting. The Audit Committee also has reviewed and discussed the audited financial statements with management.

Based on the reviews and discussions described above, the Audit Committee recommended to the Board that the audited financial statements and assessment of internal controls over financial reporting be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009. The Audit Committee has selected Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2010.

Thomas J. Coffey, Chairman

Richard M. Klingaman

William M. Stern

Compensation and Benefits Committee

The Compensation and Benefits Committee is responsible for assuring that the Board, our Chief Executive Officer, other executive officers, and our key management are compensated appropriately and in a manner consistent with our approved compensation strategy, internal equity considerations, competitive practice, and any relevant laws or regulations.  In addition, the committee reviews our compensation programs to ensure that our programs are not incentivizing imprudent risk-taking, as well as overseeing succession planning. In accordance with its charter, the committee may retain and terminate outside counsel, compensation consultants, or other experts or consultants, as it deems appropriate, form and delegate authority to subcommittees and may delegate authority to one or more designated members of the committee. To assist it in satisfying its oversight responsibilities, the committee retained, as of February 2010, Buck Consulting and meets regularly with management to understand the financial, human resources and shareholder implications of compensation decisions being made.

Compensation Committee Interlocks and Insider Participation

During 2009, each of Messrs. Klingaman, Coffey and D’Appolonia served on our Compensation and Benefits Committee. None of these directors was a current or former officer or employee of our company, and none had any related person transaction involving our company. During 2009, none of our executive officers served on the board of directors of any entity that had one or more executive officers serving on our Board.

Compensation Committee Risk Assessment

In early 2010, utilizing various risk assessment tools provided by Buck Consulting, the committee thoroughly reviewed our compensation policies and practices for all employees, including executive officers. As part of the risk assessment, the committee reviewed our compensation programs for certain design features that have been identified by experts as having the potential to encourage excessive risk-taking such as compensation mix overly weighted toward annual incentives and unreasonable goals or thresholds. The committee determined that, for all employees, our compensation programs do not encourage excessive risk and instead encourage behaviors that support sustainable value creation.  The committee, with the assistance of Buck Consulting, intends to continue, on an on-going basis, a process of thoroughly reviewing our compensation policies and programs to determine if any risk mitigation programs should be put into place to further discourage imprudent risk-taking activities.

Compensation Committee Report

The Compensation and Benefits Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on this review and discussion, the Compensation and Benefits Committee recommended to the Board that the Compensation Discussion and Analysis, provided below, be included in this proxy statement.

Michael R. D’Appolonia, Chairman

Thomas J. Coffey

Richard M. Klingaman

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee identifies and recommends individuals qualified to be nominated as members of the Board and considers director candidates brought to the Board by stockholders. The committee also provides oversight on corporate governance matters and provides for the evaluation of Board, committee, and individual director performance.  The committee regularly assesses the mix of skills and industry experience currently represented on the Board, whether any vacancies on the Board are expected due to retirement or otherwise, the skills represented by retiring directors, and additional skills highlighted during the Board self-assessment process that could improve the overall quality and ability of the Board to carry out its functions. In the event vacancies are anticipated, or arise, the Nominating and Corporate Governance Committee considers various potential candidates for director and employs the same process for evaluating all candidates, including those submitted by stockholders. The committee is responsible for ensuring all director nominees undergo a thorough background check prior to nomination or appointment as a director and to review any adverse findings prior to such nomination or appointment.  Candidates may come to the attention of the committee through current Board members, professional search firms, stockholders or other persons.

The committee initially evaluates a candidate based on publicly available information and any additional information supplied by the party recommending the candidate. If the candidate appears to satisfy the selection criteria and the committee’s initial evaluation is favorable, the candidate is contacted by the chairman of the committee for an interview to determine the mutual levels of interest in pursuing the candidacy. The committee is tasked with considering whether the candidate is (i) independent pursuant to the requirements of the NYSE Amex, (ii) accomplished in his or her field and has a reputation, both personal and professional, that is consistent with our ideals and integrity, (iii) able to read and understand basic financial statements, (iv) knowledgeable as to us and the issues affecting our business, (v) committed to enhancing stockholder value, (vi) able to understand fully the legal responsibilities of a director and the governance processes of a public company, (vii) able to develop a good working relationship with other Board members and senior management and (viii) able to suggest business opportunities to us.  If these discussions and considerations are favorable, the committee makes a final recommendation to the Board to nominate the candidate for election. Mr. Vicino, who is standing for election, referred himself to the committee and holds approximately 17% of our depositary shares.

In considering whether to recommend any particular candidate for inclusion in the Board’s slate of recommended director nominees, the Nominating and Corporate Governance Committee takes into consideration a number of criteria which include:  professional work experience; skills; expertise; diversity; personal and professional integrity; character; temperament; business judgment; time availability in light of other commitments; dedication; conflicts of interest; and public company experience. The committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for each prospective nominee.  The committee focuses on issues of diversity, such as diversity of education, professional experience and differences in viewpoints and skills. The committee does not have a formal policy with respect to diversity; however, the Board and the committee believe that it is essential that the Board members represent diverse viewpoints. With respect to the nomination of continuing directors for re-election, the individual’s contributions to the Board are also considered. We believe that the backgrounds and qualifications of our directors, considered as a group, should provide a composite mix of skills, experience, and knowledge that will assure that the Board can continue to fulfill its responsibilities.

On March 1, 2010, the Board adopted a retirement policy for directors mandating that directors elected to the Board at our annual meeting will be required to retire from the Board at the first annual meeting of stockholders following the director’s 75th birthday.  The Board grandfathered all current directors who will turn 75 prior to the 2010 annual meeting, making the new retirement policy only applicable to current and future directors who will turn 75 following our 2010 annual meeting.

Stockholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials and a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5% of our common stock for at least a year as of the date such recommendation is made, to the Nominating and Corporate Governance Committee, c/o Corporate Secretary, Westmoreland Coal Company, 2 North Cascade Avenue, 2nd Floor, Colorado Springs, CO 80903. Assuming that appropriate biographical and background material has been provided on a timely basis, the committee will evaluate stockholder-recommended candidates by following the same process, and applying the same criteria, as it follows for candidates submitted by others. If the Board determines to nominate a stockholder-recommended candidate and recommends his or her election, then his or her name will be included in our proxy statement for the next annual meeting.

Stockholders also have the right to nominate director candidates directly, without any action or recommendation on the part of the committee or the Board, by following the procedures set forth in Section 2.6, “Advance Notice of Nominees,” in our bylaws. Among other things, a stockholder wishing to nominate a director candidate must give notice to us within the specified time period that includes the information about the stockholder and the proposed nominee required by the bylaws. Any stockholder wishing to nominate a candidate for election to the Board pursuant to the bylaw provision must strictly comply with the procedures specified in Section 2.6 of the bylaws. Candidates nominated by stockholders in accordance with these procedures will not be included in our proxy statement for the next annual meeting.

Other Committees

During 2009, the Board had two other standing committees in addition to the committees set forth above: the Executive Committee and the Pricing Committee.  The Executive Committee is authorized to act on behalf of the Board during periods between Board meetings. During 2009, the Executive Committee held no meetings. The Pricing Committee acts in the event of offerings of the Company’s securities with respect to matters such as determining the price and terms at which such securities shall be sold to underwriters and the public. During 2009, the Pricing Committee held no meetings, but acted by unanimous written consent on several occasions with respect to the contribution of shares to our pension plans.

Director Independence

The NYSE Amex listing standards generally define an “independent director” as a non-employee director who is affirmatively determined by the Board not to have a material relationship with the listed company that would interfere with the exercise of independent judgment.  Our Board has determined that each of our directors, with the exception of our Chief Executive Officer, is independent as defined by the NYSE Amex. The independent directors meet during most Board meetings in separate executive session without management present. The Chairman of the Board, who is an independent director, presides over these meetings.  The Board considered Mr. Vicino’s 17% ownership of our depositary shares as a factor when considering his independence and did not feel such ownership would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Each member of the Audit Committee must, in addition to the independence requirements of the NYSE Amex, meet the heightened independence standards required for audit committee members under the NYSE Amex listing standards, Section 10A of the Securities Exchange Act of 1934, and Rule 10A-3 thereunder.  The Board has determined that Messrs. Coffey, Klingaman and Stern each meet such heightened independence standards.

Communicating with the Board

The Board has provided a process that permits stockholders to communicate directly with the Board. Stockholders who wish to write directly to the Board on any topic should address communications to the Board of Directors in care of the Chairman, Westmoreland Coal Company Board of Directors, Westmoreland Coal Company, 2 North Cascade Avenue, 2nd Floor, Colorado Springs, Colorado 80903. Our Chairman will report on stockholder communications to the Board and provide copies or specific summaries to directors on matters deemed to be of appropriate importance. In general, communications from stockholders relating to corporate governance will be forwarded to the Board unless they are frivolous, obscene, repeat the same information contained in earlier communications, or fail to identify the author.

DIRECTOR COMPENSATION FOR 2009

Name(1)	Fees Earned Or Paid In Cash($)	Stock Awards($)(2)	Total Compensation($)
Thomas J. Coffey	56,000	29,992	85,992
Michael R. D’Appolonia	42,800	29,992	72,792
Richard M. Klingaman	81,038	29,992	111,030
William M. Stern	40,000	29,992	69,992

(1)	Mr. Alessi, who is our Chief Executive Officer and a director, does not receive any additional compensation for his services as a director.
(2)

3,631 shares of common stock were awarded to each non-employee director re-elected to the Board in May 2009.  Sale of the shares is restricted until May 2010. The grant date fair value of these awards was $8.26 per share.

The compensation of our directors is recommended by the Compensation and Benefits Committee and determined by the full Board. The Compensation and Benefits Committee reviews director compensation on an annual basis and considers information from our human resources department and any consultants retained by the committee in formulating its recommendation.

Annual Retainer and Meeting Fees

Our non-employee directors, except for our Chairman of the Board and our Chairman of the Audit Committee, receive an annual cash retainer of $30,000 paid quarterly. Our Chairman of the Board receives a cash retainer of $90,000 and our Chairman of the Audit Committee receives a cash retainer of $41,000. All retainers are prorated in any quarterly period in which the individual is not a director and/or the Chairman for the entire quarterly period. Each non-employee director also receives $1,000 per meeting attended of the Board and of each committee of which he is a member. Any director who participates in meetings by telephone, rather than in person, receives a reduced fee of $500 per meeting. There is no reduction in fee for meetings in which all directors participate telephonically. In addition, the Chairman of the Audit Committee receives an additional $750 per meeting, the Chairman of the Compensation and Benefits Committee receives an additional $650 per meeting and all other committee chairmen receive an additional $500 per meeting attended and chaired. Should multiple meetings of the full Board or a committee occur on the same day, we pay each director only one meeting fee plus a chairperson fee, if applicable.

Long-Term Compensation

Pursuant to the 2007 equity plan, each non-employee director is entitled to receive, upon his or her election/ re-election to the Board, a grant of restricted stock equal to $30,000 in value with a one-year restriction on resale. Under the 2007 plan, each non-employee director has historically received, as an initial grant upon his or her first joining the Board, equity equal to $60,000 in value. However, in 2010, the Board amended the 2007 plan to eliminate the initial equity award as peer and survey data did not demonstrate comparable initial director grants and the Board did not feel that such an initial grant was necessary to incentivize new directors.

2009 Outstanding Equity Awards at Fiscal Year-End for Directors

	Option Awards				Stock Awards
Name	Securities Underlying Unexercised Options (#) Exercisable	Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Shares that have not vested (#)(1)	Market value of shares that have not vested as of 12/31/09($)(2)
Thomas J. Coffey	10,000	0	18.00	5/31/11
	5,000	0	15.31	5/24/12
	1,762	0	25.13	6/23/16
Michael R. D’Appolonia					1,458	12,991
Richard M. Klingaman	3,733	0	23.98	2/27/16
William M. Stern	5,000	0	18.00	5/31/11
	5,000	0	15.31	5/24/12
	1,762	0	25.13	6/23/16

(1)	Mr. D’Appolonia received an initial grant of 2,916 shares upon being elected as a director on July 23, 2008. These shares vest over a two-year period.
(2)	Market value of unvested restricted stock was determined by multiplying the closing price of $8.91 on December 31, 2009 by the number of shares.

BENEFICIAL OWNERSHIP OF SECURITIES

The following table sets forth information, as of March 1, 2010, concerning beneficial ownership by: holders of more than 5% of any class of our voting securities; directors and director nominees; each of the named executive officers listed in the Summary Compensation Table; and all directors and executive officers as a group. The information provided in the table is based on our records, information filed with the SEC and information provided to us, except where otherwise noted. The number of shares beneficially owned by each entity or individual is determined under SEC rules, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the entity or individual has sole or shared voting power or investment power and also any shares that the entity or individual has the right to acquire within 60 days of March 1, 2010 through the exercise of any stock options, the conversion of depositary shares at a conversion ratio of 1.708 shares of common stock for each depositary share, or upon the exercise or conversion of other rights. Unless otherwise indicated, each person has sole voting and investment power with respect to the shares set forth in the table. The percentage calculations set forth in the table are based on 10,541,556 shares of common stock outstanding and 640,516 depositary shares outstanding on March 1, 2010.

Name of Beneficial Owner	Common Stock	% of Common	Depositary Shares	% of Depositary
5% or Greater Equity Holders
Jeffrey L. Gendell (1)	3,276,751	26.7%	4,300	*
Stephen D. Rosenbaum (2)	131,404	1.2%	60,000	9.4%
T. Rowe Price (3)	757,700	7.2%	—	—
BlackRock, Inc. (4)	585,263	5.5%	—	—
Officers, Directors and Director Nominees
Frank T. Vicino, Jr. (5)	185,711	1.7%	108,730	17.0%
William M. Stern (6)	67,453	*	7,850	1.2%
Thomas J. Coffey (7)	48,795	*	—	—
Richard M. Klingaman (8)	7,442	*	—	—
Michael R. D’Appolonia (9)	6,547	*	—	—
Keith E. Alessi (10)	53,601	*	—	—
John V. O’Laughlin (11)	44,733	*	—	—
Todd A. Myers (12)	40,862	*	—	—
Morris W. Kegley (13)	3,763	*	—	—
Kevin A. Paprzycki (14)	3,657	*	—	—
Delbert L. Lobb	0	*	—	—
Directors and Executive Officers as a Group (9 persons)	276,853	2.5%	7,850	1. 2%

* Percentages of less than 1% are indicated by an asterisk

(1)

The total for Mr. Gendell includes shares of common stock, as well as shares of common stock issuable upon conversion of (i) depositary shares and (ii) the senior secured convertible notes issued March 4, 2008. According to a Schedule 13D/A filed February 1, 2010, Mr. Gendell owns 549,000 shares of common stock of which he has sole voting and dispositive power. In addition, Tontine Capital Partners, L.P. and other limited partnerships and limited liability companies that are affiliates of Tontine Capital Partners, L.P. own 998,204 shares of common stock, 4,300 depositary shares that are convertible into 7,343 shares of common stock and senior secured convertible notes which are convertible into 1,725,808 shares of common stock. Mr. Gendell is either a managing member of, or a managing member of the general partner of, these limited partnerships and limited liability companies and has shared voting and dispositive power over these shares. The address for Mr. Gendell is 55 Railroad Avenue, Greenwich, CT 06830.

(2)

The total for Mr. Rosenbaum includes shares of common stock, as well as shares of common stock issuable upon conversion of depositary shares. The depositary shares are convertible into 102,480 shares of common stock. The address for Mr. Rosenbaum is 817 N. Calvert Street, Baltimore, MD 21202.

(3)

According to a Schedule 13G/A filed on February 11, 2010, these securities are owned by various individual and institutional investors, including 591,800 shares held by T. Rowe Price Small-Cap Stock Fund, Inc., which T. Rowe Price Associates, Inc. serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of SEC reporting requirements, T. Rowe Price Associates is deemed beneficial owner of such securities; however, it expressly disclaims that it is, in fact, beneficial owner. The principal business address of T. Rowe Price is 100 East Pratt St., Baltimore, Maryland 21289.

(4)

According to a report on Schedule 13G filed on January 29, 2010, BlackRock Inc. (a) is a parent holding company or control person and (b) has sole voting power over 585,263 shares, shared voting power over no shares, sole dispositive power over 585,263 shares and shared dispositive power over no shares. The principal business address of BlackRock is 40 East 52nd Street, New York, NY 10022.

(5)

According to a Schedule 13D/A filed on February 19, 2010, Mr. Frank Vicino Jr., a director nominee, beneficially owns 108,730 depositary shares of which he has sole voting and sole dispositive power for 86,750 shares, and shared voting and dispositive power over 21,980 shares. The common stock total for Mr. Vicino includes 184,857 common shares issuable upon conversion of depositary shares.

(6)

Includes 10,000 common shares that may be purchased upon exercise of options under the 2000 Directors’ Plan, 3,631 common shares for which sale is restricted until May 2010 and 13,408 common shares issuable upon conversion of depositary shares. The depositary shares includes 2,800 depositary shares held in a trust as to which Mr. Stern is a trustee and beneficiary, 3,000 shares held by a trust as to which Mr. Stern is sole trustee, and 2,050 shares held in trust as to which Mr. Stern is sole trustee and beneficiary.

(7)	Includes 15,000 common shares that may be purchased upon exercise of options and 3,631 common shares for which sale is restricted until May 2010.
(8)	Includes 3,631 common shares for which sale is restricted until May 2010.
(9)	Includes 1,458 restricted common shares subject to vesting and forfeiture and 3,631 common shares for which sale is restricted until May 2010.
(10)	Includes 3,046 common shares held through the 401(k) plan and 50,555 common shares that may be purchased upon exercise of options under equity plans.
(11)	Includes 3,834 common shares held through the 401(k) plan and 39,299 common shares that may be purchased upon exercise of options under equity plans.
(12)	Includes 3,678 common shares held through the 401(k) plan and 25,633 common shares that may be purchased upon the exercise of options.
(13)	Includes 1,430 common shares held through the 401(k) plan and 2,333 common shares that may be purchased upon exercise of options under the 2007 plan.
(14)	Includes 1,324 common shares held through the 401(k) plan and 2,333 common shares that may be purchased upon exercise of options under the 2007 plan.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors and persons who own more than ten percent of a registered class of our equity securities to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC and the NYSE Amex. To the knowledge of management, based solely on its review of such reports, no person who at any time during the fiscal year ended December 31, 2009, was a director, officer, or beneficial owner of more than ten percent of any class of equity securities of Westmoreland Coal Company failed to file on a timely basis reports required by Section 16(a) of the Securities Exchange Act of 1934 during the most recent fiscal year, except for late Form 4 filings for Messrs. Alessi, Kegley, Myers, O’Laughlin and Paprzycki relating to a July 2009 grant of restricted stock units and late Form 4 filings, made on a Form 5, by Mr. Vicino.

EQUITY COMPENSATION PLAN INFORMATION

As of December 31, 2009, we had stock options and stock appreciation rights (“SARs”) outstanding from three stock plans for employees that were approved by stockholders, one stockholder-approved plan for employees and non-employee directors and one plan for non-employee directors that was not approved by stockholders. The 2000 Nonemployee Directors’ Stock Incentive Plan is the only plan not approved by stockholders and provided for the grant of stock options to non-employee directors at the time they were first elected to the Board and at the time of each subsequent re-election to the Board.  In October 2009, the Board terminated the 2000 Performance Unit Plan, the 2000 Long-Term Incentive Stock Plan, the 2000 Nonemployee Directors’ Stock Incentive Plan and the 2002 Long-Term Incentive Stock Plan.  The termination of these plans does not impair the rights of any participant under any award granted pursuant to the plans.  All future equity issuances, whether to directors or officers, will be made out of our stockholder-approved 2007 plan.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options (a)	Weighted Average Exercise Price of Outstanding Options (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity plans approved by security holders	276,224(1)	$ 19.71	422,722(3)
Equity plans not approved by security holders	75,000(2)	$ 15.85	0
Total	351,224	$ 18.89	422,722

(1)

Excludes SARs to acquire 139,267 shares of common stock with exercise prices above $8.91, the closing price of a share of our common stock as reported on the NYSE Amex on December 31, 2009. At December 31, 2009, 139,267 SARs were outstanding with base prices between $19.37 and $29.48.

(2)

Excludes SARs to acquire 16,067 shares of common stock with exercise prices above $8.91, the closing price of a share of our common stock as reported on the NYSE Amex on December 31, 2009. At December 31, 2009, 16,067 SARs were outstanding with base prices between $23.985 and $25.14.

(3)

Number of securities remaining available for future issuance reflects the reservation of 95,100 shares for issuance to certain employees upon the completion of certain time-based vesting restrictions related to restricted stock units issued on July 1, 2009.

COMPENSATION DISCUSSION AND ANALYSIS

Westmoreland Coal Company has experienced dramatic changes since its inception in 1854.  Originally focused on underground mining in the Appalachian Basin, we have since divested ourselves of all eastern mining properties and assets, moved our headquarters to the West and purchased five surface coal mining operations.  Since 2001, we have dramatically refocused our energies on becoming an energy company focused on niche coal markets where we take advantage of long-term coal contracts and rail transportation advantages.  To understand our company and the way in which we compensate our executives, it is important to understand our business environment over the last several years and the recent struggles that we have faced.  We believe that fully understanding who we are as a company and the steps we have taken over the last several years to position ourselves to forge ahead into the next decade will provide insight into our past compensation practices and the steps we intend to take in the future to align the pay of our executives with creating long-term stockholder value.

Business Environment

Our business is unusual in that a high proportion of our revenues, and therefore cash flows, are contractually set or limited by contractual relationships.  For example, our ROVA power facility is under contract to provide electricity to its sole customer under contracts that run through 2019.  Under the terms of the contract, the rate at which we are paid is set for the contract term and management can only affect profitability of the ROVA division through cost control.  Similarly, our Jewett and Rosebud mines are under long-term contracts that set the terms under which the remaining coal reserves at those mines will be sold.  Once again, management must focus on cost control, standardization, and efficiency in order to generate cash and profits. These circumstances make it incumbent upon management to exercise strong financial and reporting controls as so many of the key drivers in the business are not controllable. Additionally, since a large proportion of our coal sales are contractually committed to specific customers, if a customer should suffer an unexpected event that prevents them from accepting coal deliveries, we have nowhere to sell the committed coal.  Coupled with these long-term contracts, we have been burdened by substantial post-retirement health care liabilities to retirees, and have struggled to generate enough cash at our operating subsidiaries to fund the cost of corporate overhead and these post-retirement liabilities.  Our lack of liquidity has limited our opportunity to consider options that might grow the business.

In 2007, we hired Mr. Keith E. Alessi as Interim Chief Executive Officer at a difficult time in our history when we were not producing cash flows sufficient to fund our operations. Shortly after Mr. Alessi’s arrival, it was discovered that we were facing our second major accounting restatement in two years. The Board charged Mr. Alessi with standardizing our operations, implementing procedures and controls, reducing corporate overhead, stabilizing cash flow and setting a new, focused strategic vision.  From 2007 through the end of 2008, management radically overhauled the business through staffing changes, elimination of unnecessary perquisites and compensation structures, settling of numerous outstanding litigations, consolidating and leveraging benefits across all business units, standardizing and streamlining financial and business reporting and restructuring all of our major debt arrangements.  Additionally, a new long-term contract was entered into with our sole customer at the Jewett mine.

The Compensation and Benefits Committee (the “Committee”) recognized the unique difficulties presented by our business model and the transition period we were undergoing with new leadership and understood the complexity of implementing substantive business growth in troubled economic times that include very tight credit markets.  As such, the Committee sought to put into place a compensation structure that recognized the difficulty of the tasks that management would face.  The Committee did not feel that traditional incentive measurements, such as earnings or cash flow, were appropriate drivers of incentive compensation, as these measurements could not be realistically improved in the short term.  Therefore, individual project-based accountabilities for senior managers were set and up to 45% of their incentive bonuses were tied to achievement of these goals.

Fiscal 2009 – The Year in Review

In 2009, a number of severe and adverse business conditions arose that could not have been anticipated when we set our fiscal year 2009 budgets.  First, there was a catastrophic failure at our largest customer’s power plant that resulted in the plant being shut down for over six months.  In the same time period, a second large customer also experienced extended down time at its power facility.  Finally, at the end of the third quarter, our ROVA I power plant experienced an unanticipated outage following a scheduled outage, resulting in lost power sales.  These outages combined with overall reduced volume as a result of general economic conditions resulted in significant reductions in revenues and cash flows.  In addition, due to the outages, general economic conditions, and atypical weather conditions that lowered overall coal sales in 2009, we faced several covenant violations of our major debt instruments in 2009, which required the payment of penalties and resulted in all of our outstanding debt being reclassified to current. Despite these adverse conditions, our management team was able to:

•

Mitigate potential debt-related issues through the negotiation of reasonable covenant waivers with our WML lenders and the refinancing of our revolving and term debt with First Interstate Bank;

•

Freeze the pension plans and eliminate retiree health care benefits for non-union employees, while implementing an enhanced 401(k) plan to minimize the effects of the pension freeze;

•

Achieve significant cost containment of our post-retirement medical obligations through successful negotiations with the United Mine Workers of America;

•

Implement administrative and healthcare network improvements for our retiree population resulting in substantial cost savings and reduced retiree medical liabilities;

•

Successfully implementing the Indian Coal Production Tax Credit transaction; and

•

Continue standardization of processes and procedures to eliminate redundancies and costs, such as transitioning all non-union employees to the same health, welfare and paid leave plans.

These measures that management implemented during 2009 were taken into account when the individual performance component of annual incentive compensation was considered.

Fiscal 2010 – The Year Ahead

In light of the unique nature of our business, the fact that we have no true comparables given the cost-plus nature of our long-term contracts and the changing compensation landscape, the Committee, with the assistance of Buck Consultants (a newly-hired Committee compensation consultant), intends to thoroughly review our executive compensation program for 2011.  The Committee intends to review our current peer group, compensation components, including executive incentives, the need for additional policies, such as a clawback, and the overall manner in which we attract and retain our key executives to ensure that our compensation philosophy and programs are properly aligned with our strategic business objectives and do not incentivize imprudent risk-taking behavior.  In addition, due to the pension freeze implemented in July 2009, the Company intends to review total compensation packages for executives in light of the changes in the executive’s retirement benefits.

General Compensation Practices and Philosophy

Our current philosophy is to compensate executives with competitive salaries and long-term incentive programs that link their total pay with our performance.  Our named executive officers are at-will employees and do not have employment agreements. In addition, we do not provide any perquisites to our executives.  Our compensation program is intended to attract, retain, reward, and motivate our executives and is guided by several key principles:

•

Design a program that is simple, easy to understand, incents performance and aligns with long-term stockholder interests by using equity awards;

•

Target compensation levels that are competitive with our industry and the markets in which we compete for executive talent;

•

Structure compensation to reflect our business situation;

•

Link pay to performance by making a substantial percentage of total executive compensation variable or “at risk”; and

•

Provide a compensation program that emphasizes direct compensation as opposed to perquisites and other benefits.

The Committee is responsible for setting the total mix of components that encompass our compensation program, which currently includes base salary, annual incentive and long-term compensation.  As has been our historical practice, in general, our compensation components are targeted as follows:  60% base salary, 25% incentive compensation and 15% long-term compensation in the form of equity.  This compensation mix has been appropriate due to our past economic hardships and the transitional nature of the business.  In 2009, utilizing peer and survey data, we analyzed and determined that our total cash compensation program was competitive with said data and felt that maintaining the current mix of cash components was appropriate at that time.  Due to the methodologies for evaluating equity and the poor performance of our stock, we were unable to perform a solid analysis of the available data, which might have resulted in an adjustment of our long-term equity compensation component. While we feel that the components are the proper mix of compensation for attracting and retaining key executives, increasing our long-term profitability and building stockholder value, the Committee, with the assistance of Buck Consultants, will be analyzing our compensation components to determine if our current allocation of components is the most appropriate for meeting our objectives and business strategy.

Compensation Methodology

Peer Comparisons and Survey Data

In 2009, compensation was evaluated using national, broad-based industry survey data, internal equity for similar positions and proxy data of a meaningful peer group for benchmark analysis. In creating our peer group, we noted that there are very few comparably-sized publicly-traded coal companies to align ourselves with for comparative purposes. In addition, a third of our executive team comes from segments other than mining. With these two factors in mind, we benchmarked ourselves relative to a peer group of companies with similar revenue and employee base.  Revenue and employee base are used as reference points to determine the composition of the peer group because they provide a reasonable basis for comparing like positions and scopes of responsibilities. The companies included in the peer group differ from those listed in the indices used to prepare our stock price performance graph, which can be found in our 2009 Annual Report to Stockholders. We felt that the companies listed in the compensation peer group more closely represent the employment markets in which we compete for executive talent. In 2009, our peer group consisted of the following companies, as compared to our coal segment:

Name	Business	Revenues in Millions ($)	Employees
Westmoreland Coal Company	Coal Mining (Coal Segment Only)	420	1118
Atheros Communications Inc.	Wireless/wire communication products	472	1079
PMC-Sierra, Inc.	Semiconductor solutions	525	1064
James River Coal Company	Coal Mining	568	1750
Rhino Resources Partners, L.P. (as of 12/31/2007)	Coal Mining	403	875
Horsehead Holding Corp. (as of 12/31/2007)	Zinc producer	546	1080
Affymetrix, Inc.	Genetic analysis businesses	410	1128
Zeeco Instruments, Inc.	Solutions for HB-LED and solar	442	1195
Northwest Pipe	Large diameter steel pipeline systems	439	1217
Churchill Downs, Inc.	Pari-Mutuel wagering properties	430	1000
USANA Health Sciences, Inc.	Science-based personal care/ nutrition	429	948
Maidenform Brands, Inc.	Intimate apparel	413	1120
California Water Service Group	Treatment and distribution of water	410	929
Calgon Carbon Corporation	Water and air purifiers	400	943
Reddy Ice Holdings	Packaged ice manufacturer	329	1400

In 2009, we used Economic Research Institute, CompAnalyst and Hay Group market data as additional comparison points. Total market data was compared with individual pay for each position, and “compa-ratios” were determined. Compa-ratios are an individual’s current salary divided by the reference point of the market data. For example, if an individual’s salary is $125,000 and the mid-point of the market data for that position was $100,000, the compa-ratio for that individual would be 125%, meaning such person is earning 25% greater than the average of the market.

Internal Pay Equity

The Committee considers internal pay equity when making compensation decisions. However, the Committee does not use a fixed ratio or formula when comparing compensation among executive officers. Our CEO is compensated at a higher level than other executive officers due to his significantly greater level of experience, accountability and responsibility.  Mr. Alessi’s total cash compensation was 4.52 times greater than the average of our four other named executive officers, which differential includes his 2009 special discretionary bonus. We feel that Mr. Alessi’s cash compensation for 2009 as compared to the other named executive officers is appropriate based on his significant contributions in refocusing our business since 2007 and the relatively modest cash compensation of our executive team.  Since joining us in 2007, Mr. Alessi has received no base pay increases, modest special discretionary bonuses and has forfeited over 60% of his initial equity grant.  Our next highest paid named executive officer makes 1.29 times our lowest paid named executive officer.  We believe such internal pay equity highlights the reasonableness of the dispersion of pay to our named executive officers.

Compensation Administration and the Role of Management in Determining Executive Compensation

The Committee establishes our overall compensation strategy to ensure that our executives are rewarded appropriately and that executive compensation supports our business strategy and objectives. At the beginning of the calendar year, each executive sets personal performance goals, which are approved by the CEO for the executive team and by the Committee for the CEO, targeted to positively influence stockholder’s value.  At the end of the calendar year, performance is evaluated by the CEO, for the other named executive officers, and by the Board, for the CEO, against the previous year’s goals and individual accomplishments during the year.  The Committee reviews and approves the compensation, including base salaries, annual incentives, long-term incentives, and other benefits, of our named executive officers. The Committee also reviews and approves the compensation for other key executives who are not identified in this report.  Generally, the annual incentive bonuses are paid out during the first quarter of the calendar year while increases to base salaries occur at the beginning of the second quarter.  Long-term incentives, which are based on management tiers, are typically awarded on July 1st of each year.

While the Committee has the responsibility to monitor and approve all compensation for our named executive officers, management also plays an important role in determining executive compensation. At the Committee’s request, management recommends appropriate company-wide and mine financial and non-financial performance goals. Management works with the Committee to establish the agenda and prepare meeting information for each Committee meeting. In addition, the CEO assists the Committee by providing his evaluation of the performance of the executive officers who report directly to him, and recommends compensation levels for such officers. The Committee also has a process for soliciting from the CEO a candid and critical self-assessment of his own performance, which is used to assist the Committee and the Board in their evaluation of the CEO’s performance.  The CEO is not present during the Committee’s evaluation and each director provides an independent analysis of the CEO’s performance.

Role of Compensation Consultants

The Committee has the authority to retain consultants directly; however, the Committee did not retain a consultant for fiscal year 2009.  For 2009, the Committee, through management, obtained survey information from an executive compensation consulting firm, the Hay Group, for executives in the mining industry.  This survey data, together with proxy data from companies in similar industries and/or of a similar size, was studied by management and the Committee during 2009.  In February 2010, the Committee hired Buck Consulting to serve as the Committee’s compensation consultant to assist the Committee in thoroughly reviewing our executive compensation program for future periods.

Components of the Executive Compensation Programs

Our executive compensation program consists of three main elements:

Base Salary

In determining base salaries, each executive’s role and responsibility, applicable experience, unique skills, past performance, future potential with us, salary levels for similar positions (compa-ratios), and internal equity are considered.  Starting in 2010, the Committee was guided in its base salary determinations by a merit matrix that takes into account compa-ratios and performance.  This matrix, which was utilized for all employees, including our named executive officers, allowed the Committee to approve recommended base pay increases out of the available merit pool, which was set at 2.5% for 2010.  For example, an outstanding performing executive who has a low compa-ratio, such as 80%, would be eligible for a 4% merit increase, while, conversely, a lower performing executive with a high compa-ratio, such as 120%, would not be eligible for a merit increase.

Annual Incentive Compensation

The annual incentive plan is intended to provide variable compensation awarded for performance based on strategic goals and objectives.  The incentive pay is based on financial performance and personal performance, while executives with direct mining operational responsibility also have a safety component.  If the thresholds for the financial and safety components are not met, then no payout is made for that particular component. The annual incentive plan goals for fiscal year 2009 were set by the Committee in March 2009 and encompassed the following:

GOAL	COMPONENTS	PERCENT OF TOTAL BONUS

Financial

Threshold = Annual budgeted operating income of the mine/ division[1]

•

50% of goal will be paid out upon meeting the threshold

•

Between 50% to 100% of goal will be paid out upon exceeding the threshold by 7.5%

•

Between 100% and 200% of goal will be paid out upon exceeding the threshold by 15%

• 40% for mine operational executives • 55% for corporate office executives

Safety

Threshold = Annual National Mine Safety and Health Administration (MSHA) average for reportable incident rate for surface mines in the coal industry[2]

•

50% of goal will be paid out upon meeting the threshold

•

Between 50% to 100% of goal will be paid out upon exceeding the threshold by 25%

•

Between 100% and 200% of goal will be paid out upon exceeding the threshold by 50%

• 30% for mine operational executives • Not applicable for corporate executives

Individual

The percentage payout is evaluated on achievement of certain individual goals established between the executive and the CEO (or, in the case of the CEO, between him and the Committee) and will be based on the executive’s overall performance. An executive may receive greater than 100% payout for the individual goal based on exemplary performance, as approved by the Committee.

• 30% for mine operational executives • 45% for corporate office executives

1   In 2009, annual budgeted operating income for Messrs. Alessi, Kegley, and Paprzycki was ($5.416) million.  The 2009 actual operating income was ($29.162) million. In 2009, annual budgeted operating income for Messrs. Myers and O’Laughlin was $26.473 million.  The 2009 actual operating income was $0.467 million.

2   In 2009, the average national reportable incident rate was 2.11, which is a calculation based on total hours worked and reportable incidents.  In 2009, the average reportable incident rate for the mines Mr. O’Laughlin oversaw was 1.38.

In February 2010, the Committee approved annual incentive compensation payouts for performance in fiscal year 2009.  As the 2009 financial component threshold was not met, there was no financial component payout. As such, the entire incentive compensation payout was based on the individual performance component, except for Mr. O’Laughlin, whose incentive payout also included a safety component payout.

Target vs. Actual Annual Incentive Bonuses Paid for 2009 Performance
Name	Percentage of Total Compensation	Target Cash Incentive Bonus	Percentage of Target Bonus Approved	Total Cash Bonus
Keith E. Alessi	70%	$411,923	90%	$370,731
John V. O’Laughlin	50%	$112,611	71%	$80,535
Kevin A. Paprzycki	40%	$85,230	45%	$38,354
Morris W. Kegley	40%	$85,385	90%	$76,847
Todd A. Myers	40%	$93,314	90%	$83,983

Long-Term Incentive

Long-term incentive awards are designed to align the interests of our executives with those of our stockholders.  In 2009, we moved from options to restricted stock units with a three-year vest to more appropriately incentivize our executives.  Long-term equity awards for 2009 were made on July 1, 2009 based on a tiered system that provides an identical number of restricted stock units to executives in that tier, which awards are between approximately 20% and 40% of such executive’s base salary compensation.  To determine the number of restricted stock units awarded to a named executive officer in a given tier, the Committee multiplies the assigned percentage of base salary compensation, such as 20%, times the average of the base salaries of all individuals assigned to such tier.  The resulting number is divided by the fair value of our common stock on the grant date to determine the number of restricted stock units granted to such tier, rounded for ease of administration.

Long-Term Incentive Awards for 2009
Name	Long-Term Incentive Tier	Number of Restricted Stock Units	Grant Date Fair Value of RSUs ($)
Keith E. Alessi	40%	30,000	245,100
John V. O’Laughlin	30%	8,400	68,628
Kevin A. Paprzycki	20%	5,600	45,752
Morris W. Kegley	20%	5,600	45,752
Todd A. Myers	20%	5,600	45,752

Post-Employment Benefits

We have a severance policy that provides, under certain circumstances, our executives with twelve months of base pay, in addition to nine months of outplacement assistance and 12 months of health benefits at the same cost share as active employees.  Payment under the severance policy is triggered upon the following events: involuntary termination that is not for cause, such as a layoff; the sale of a facility or division, such as the sale of a specific mine; and a position being relocated at least fifty miles. Except for this severance policy, we do not guarantee or provide any other cash compensation or benefits to our executives upon their departure from Westmoreland. For full walk-away amounts for each of our named executive officers upon the happening of certain events, such as involuntary termination without cause or change-in-control, see “EXECUTIVE COMPENSATION FOR 2009-Potential Payments upon Termination or Change-in-Control” below.

Summary of Named Executive Officer Compensation

Keith E. Alessi: President and Chief Executive Officer

Total Cash Received for 2009	2009 Base Salary	Bonus for 2009	# of RSUs / Grant Date Fair Value of 2009 RSUs
$1,309,192[1]	$600,000	$720,731[2]	30,000 RSUs/ $245,100
(1) Mr. Alessi’s actual base salary earnings for 2009 of $588,461 were less than his annualized base salary of $600,000 as he did not accept the role of CEO until the end of January.
(2) Mr. Alessi’s bonus for 2009 included his annual incentive plan bonus of $370,731, as well as a special discretionary bonus of $350,000.

Base Salary

The Committee kept Mr. Alessi’s base salary at $600,000 for 2010, noting that such base pay was appropriate in light of available peer group information.  With the assistance of Buck Consulting, the Committee intends to take a holistic look at the CEO’s total compensation package, including his base salary, to determine if Mr. Alessi is receiving not only the proper amount of compensation, but the proper mix of compensation components.

Annual Incentive Compensation

Financial Component: As we failed to meet our 2009 financial component threshold, the Committee awarded no payout for the financial component.

Individual Component: Mr. Alessi’s individual component performance goals for 2009 were as follows:

•

Provide direction to the senior management team;

•

Assure adequate liquidity to allow for continued operations;

•

Reduce and/or eliminate heritage costs; and

•

Standardize the Information Technology function.

The Committee felt Mr. Alessi did an excellent job in all functional areas in fiscal year 2009 and expressed their pleasure with his overall performance navigating the difficulties that arose throughout the year. As such, the Committee awarded Mr. Alessi 200% of his individual component based on the following: his leadership during two unscheduled outages at customer facilities, as well as an unscheduled outage at ROVA; his excellent job in controlling those costs that are controllable; the achievement of certain key milestones in 2009, including those associated with heritage costs, pension and post-retirement medical liabilities; his performance in managing our liquidity issues throughout the year; the successful closing of the Indian Coal Production Tax Credit transaction; and excellent progress in the development of staff and succession planning.

Safety Component:  Not applicable.

Discretionary Bonus

The Committee awarded Mr. Alessi a special discretionary bonus of $350,000 in recognition of his exemplary work since joining us in 2007.  As discussed above under “Business Environment,” Mr. Alessi joined Westmoreland at a very difficult time in our history and has taken great strides to substantially change our landscape, including standardizing our operations, implementing procedures and controls, reducing corporate overhead, stabilizing cash flow and setting a new, focused strategic vision.  From 2007 through the end of 2009, Mr. Alessi led a radical overhaul of the business through staffing changes, elimination of unnecessary perquisites and compensation structures, settling of numerous outstanding litigations, consolidating and leveraging benefits across all business units, standardizing and streamlining financial and business reporting and restructuring all of our major debt arrangements.

Long-Term Incentive Compensation

Mr. Alessi was awarded long-term equity at a targeted 40% of base salary, which is a higher tier than the other named executive officers.  The Committee felt such higher tier level was warranted due to Mr. Alessi’s direct responsibility for overseeing the entire organization, as well as direct responsibility for our company’s profits and losses.

Kevin A. Paprzycki: Chief Financial Officer

Total Cash Received for 2009	2009 Base Salary	Bonus for 2009	# of RSUs / Grant Date Fair Value of 2009 RSUs
$245,354[1]	$207,000	$38,354	5,600 RSUs/ $45,752
(1) Mr. Paprzycki’s actual base salary earnings for 2009 of $213,076.95 were more than his annualized base salary due to the extra pay period in 2009.

Base Salary

The Committee awarded Mr. Paprzycki a 2.5% merit increase to his base salary for 2010, bringing his base salary to $212,175 effective as of April 1, 2010.  Mr. Paprzycki’s 2.5% merit increase was based on a commendable performance rating and a compa-ratio of 102% of peer and survey data.  The Committee feels Mr. Paprzycki’s base salary is appropriate given his relative years of experience compared to other chief financial officers and the scope of responsibilities, which does not currently include treasury or investor relations.

Annual Incentive Compensation

Financial Component: As we failed to meet our 2009 financial component threshold, the Committee awarded no payout for the financial component.

Individual Component: Mr. Paprzycki’s individual component performance goals for 2009 were as follows:

•

Timely completion of financial closes, operational packages delivered to management, quarterly board of director packages and SEC filings per target schedule; and

•

Improvements to forecasting process, including implementation of rolling forecast for each quarter end, more valuable forecast change information, and system-loaded forecasts that generate financials by the second quarter of 2009.

The Committee approved a 100% individual component payout for Mr. Paprzycki as he timely completed all financial closes and delivered operational packages to management and quarterly board of director packages and SEC filings per the target schedule. In addition, Mr. Paprzycki made improvements to our forecasting process, including implementation of rolling forecast for each quarter end, more valuable forecast change information, and system-loaded forecasts that generate financials by the second quarter of 2009.

Safety Component:  Not applicable.

Long-Term Incentive Compensation

The Committee awarded Mr. Paprzycki 5,400 restricted stock units based on his placement in the 20% long-term incentive tier, as discussed above.

Morris W. Kegley: General Counsel and Secretary

Total Cash Received for 2009	2009 Base Salary	Bonus for 2009	# of RSUs / Grant Date Fair Value of 2009 RSUs
$290,310[1]	$207,375	$76,847	5,600 RSUs/ $45,752
(1) Mr. Kegley’s actual base salary earnings for 2009 of $213,463.15 were more than his annualized base salary due to the extra pay period in 2009.

Base Salary

The Committee awarded Mr. Kegley a 4.0% merit increase to his base salary for 2010, bringing his base salary to $215,671 effective as of April 1, 2010.  Mr. Kegley’s 4.0% merit increase was based on an outstanding performance rating and a compa-ratio of 78% of peer and survey data.  The Committee feels Mr. Kegley’s base salary is appropriate given his limited experience relating to corporate governance and SEC-related disclosure and compliance for which he has hired an attorney specializing in such areas whom he oversees.

Annual Incentive Compensation

Financial Component: As we failed to meet our 2009 financial component threshold, the Committee awarded no payout for the financial component.

Individual Component: Mr. Kegley’s individual component performance goals for 2009 were as follows:

•

Provide legal support for the successful conclusion of employee litigation; and

•

Provide legal support for Phase 1 negotiations with the UMWA on retiree health costs.

The Committee approved a 200% individual performance payout for Mr. Kegley due to his exemplary negotiation work with the UMWA.  During the second quarter of 2009, Mr. Kegley was able to successfully negotiate a settlement of the Aguilar judgment. In the fourth quarter of 2009, Mr. Kegley successfully completed Phase 1 of the multi-year process to contain costs relating to retiree medical benefits, negotiating a new prescription drug program that is projected to save significant costs and reduce liabilities.

Safety Component:  Not applicable.

Long-Term Incentive Compensation

The Committee awarded Mr. Kegley 5,400 restricted stock units based on his placement in the 20% long-term incentive tier, as discussed above.

Todd A. Myers: Vice President – Coal Sales

Total Cash Received for 2009	2009 Base Salary	Bonus for 2009	# of RSUs / Grant Date Fair Value of 2009 RSUs
$317,270[1]	$226,633	$83,983	5,600 RSUs/ $45,752
(1) Mr. Myers’s actual base salary earnings for 2009 of $233,286.70 were more than his annualized base salary due to the extra pay period in 2009.

Base Salary

The Committee awarded Mr. Myers a 3.0% merit increase to his base salary for 2010, bringing his base salary to $233,432 effective as of April 1, 2010.  Mr. Myer’s 3.0% merit increase was based on a commendable performance rating and a compa-ratio of 95% of peer and survey data.  The Committee feels Mr. Myers’ base salary is appropriate given his institutional knowledge of the business and our customer base and his leadership in strategic efforts and initiatives.

Annual Incentive Compensation

Financial Component: As we failed to meet our 2009 financial component threshold, the Committee awarded no payout for the financial component.

Individual Component: Mr. Myers’ individual component performance goals for 2009 were as follows:

•

Absaloka Coal Private Letter Ruling for Indian Coal Tax Production Credit; and

•

Renew expiring coal contracts for Xcel, Western Fuels, and MERC.

The Committee approved a 200% individual performance payout for Mr. Myers due to his continued work and efforts in 2009 to secure the Indian Coal Production Tax Credit for coal produced at WRI.  The final IRS Private Letter Ruling was received in 2009, completing the final steps of the tax credit transaction.  It is projected that the tax credit could increase WRI’s income and cash flows before taxes over the period October 2008 through December 31, 2012 by as much as $37 million.

Safety Component:  Not applicable.

Long-Term Incentive Compensation

The Committee awarded Mr. Myers 5,400 restricted stock units based on his placement in the 20% long-term incentive tier, as discussed above.

John V. O’Laughlin: Vice President – Coal Operations

Total Cash Received for 2009	2009 Base Salary	Bonus for 2009	# of RSUs / Grant Date Fair Value of 2009 RSUs
$305,757[1]	$220,007	$80,535	8,400 RSUs/ $68,628
(1) Mr. O’Laughlin’s actual base salary earnings for 2009 of $225,221.71 were more than his annualized base salary due to the extra pay period in 2009.

Base Salary

The Committee awarded Mr. O’Laughlin a 2.5% merit increase to his base salary for 2010, bringing his base salary to $225,508 effective as of April 1, 2010.  Mr. O’Laughlin’s 2.5% merit increase was based on a commendable performance rating and a compa-ratio of 100% of peer and survey data.  The Committee feels Mr. O’Laughlin’s base salary is appropriate given his scope of responsibilities and a blend of available chief operating officer and vice president of mines base salary comparables from peer group data gathered from proxy statements, which the Committee feels is the more appropriate comparable salary data for Mr. O’Laughlin than survey data that reflects salaries of similarly-positioned individuals at significantly larger companies.

Annual Incentive Compensation

Financial Component: As we failed to meet our 2009 financial component threshold, the Committee awarded no payout for the financial component.

Individual Component: Mr. O’Laughlin’s individual component performance goals for 2009 were as follows:

•

Improve safety results at all mines relative to the national average; and

•

Ensured continued training for corporate and salaried personnel and offered production and maintenance training to craft employees throughout the year.

The Committee approved a 100% individual performance payout for Mr. O’Laughlin as he met his goals for 2009, which included an improved safety record at all mines relative to the national average, continued training for corporate and salaried personnel and production and maintenance training to craft employees throughout the year.

Safety Component:  Mr. O’Laughlin was paid 184% of his safety component due to above average industry safety records at all, but one, of our mines.  With direct operational responsibility for all of our mines, Mr. O’Laughlin’s safety component payout is based upon an average of reportable incident rates at all mine locations. In 2009, the average national reportable incident rate was 2.11, which is a calculation based on total hours worked and reportable incidents.  In 2009, the average reportable incident rate for the mines Mr. O’Laughlin oversaw was 1.38, which is significantly less than the national average.

Long-Term Incentive Compensation

Mr. O’Laughlin was awarded long-term equity at a targeted 30% of base salary, which is a higher tier than other named executive officers.  The Committee felt such higher tier level was warranted due to Mr. O’Laughlin’s direct responsibility for overseeing more employees than any other named executive officer, direct responsibility for a large portion of our company’s profits and losses, and his direct operational responsibility for all mining operations.

EXECUTIVE COMPENSATION FOR 2009

Summary Compensation Table

The following table summarizes the compensation paid to each individual who served as our principal executive officer or principal financial officer in 2009 and our three next most highly compensated executive officers who were serving as executive officers at December 31, 2009. We refer to these individuals as our named executive officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	Change in Pension Value Earnings ($)	All Other Compensation ($)(3)	Total ($)
Keith E. Alessi CEO and President	2009	588,461	350,000	245,100	—	370,731	20,044	16,643	1,590,979
	2008	403,846	—	—	710,400	242,308	3,775	12,222	1,372,551
	2007	351,692	—	—	1,355,000	422,031	—	21,157	2,149,880
Kevin A. Paprzycki Chief Financial Officer	2009	213,077	—	45,752	—	38,354	3,599	12,467	313,249
	2008	189,450	—	—	82,880	34,101	8,741	7,088	322,260
Morris W. Kegley General Counsel and Secretary	2009	213,463	—	45,752	—	76,847	38,224	12,472	386,758
	2008	200,156	—	—	82,880	36,028	30,301	7,411	356,776
	2007	175,154	—	—	—	39,410	21,494	9,421	245,479
Todd A. Myers Vice President of Coal Sales	2009	233,287	—	93,352	—	83,983	(6,699)	12,603	416,526
	2008	218,568	—	—	82,880	78,685	29,014	7,582	416,729
	2007	208,542	—	—	—	37,538	14,552	8,066	268,698
John V. O’Laughlin Vice President of Coal Operations	2009	225,222	—	68,628	—	80,535	(5,611)	12,552	381,326
	2008	211,374	—	—	177,600	45,657	52,408	6,971	494,010
	2007	200,665	—	—	—	89,336	32,235	9,758	331,994
Former Named Executive Officer
Delbert Lobb(4) Former CEO and President	2009	67,606	—	—	—	—	—	5,500	73,106
	2008	326,923	200,000	1,639,000	296,000	—	—	59,657	2,521,580

(1)

Amounts in these columns represent the aggregate grant date fair value of the equity awarded calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 – Share-Based Payment.  Amounts for 2008 and 2007 have been recalculated to comply with the new requirements. These columns were prepared assuming none of the awards will be forfeited.  Additional information is set forth in the “Grants of Plan-Based Awards” table below. Details regarding the 2009, 2008 and 2007 stock awards that are outstanding as of December 31, 2009 may be found in the “2009 Outstanding Equity Awards At Fiscal Year-End” table below. A more detailed discussion of the assumptions used in the valuation of stock awards made in fiscal year 2009 may be found in Note 13 of the Notes to the Financial Statements in the Company’s Form 10-K for the year ended December 31, 2009.

(2)	Represents the cash bonus awarded under our Annual Incentive Plan, a discretionary performance-based award made in the first quarter of each fiscal year for performance in the prior fiscal year.
(3)

“All Other Compensation” for 2009 includes reimbursements and payments for our contributions to the 401(k) Plan and life insurance premiums. We contributed $11,025, $11,025, $11,025, $11,025, $11,025 and $577 in matching contributions to the 401(k) Plan on behalf of Messrs. Alessi, Paprzycki, Kegley, Myers, O’Laughlin, and Lobb, respectively.  Our 401(k) match program provided for a match of total cash compensation earned in 2009 up to a maximum allowable cash compensation of $245,000 equaling 3% of total cash compensation from January through June and 6% of total cash compensation from July through December. We paid life insurance premiums of $1,891, $1,442, $1,447, $1,578, $1,527 and $1,248 during 2009 for Messrs. Alessi, Paprzycki, Kegley, Myers, O’Laughlin, and Lobb, respectively. For Messrs. Alessi and Lobb, the amount shown also includes $3,727 and $3,675 respectively of a special contribution to the 401(k) Plan made during 2009.

(4)	Mr. Lobb resigned effective January 27, 2009. Mr. Lobb forfeited all stock and option awards at the time of his resignation. He was not vested in the pension plan.

Non-Equity Incentive Plan Compensation

Non-equity incentive plan compensation amounts are annual cash incentives under our Annual Incentive Plan (“AIP”). The AIP is funded based on various components, which are unique to each named executive officer, and may include our annual budgeted operating income performance, MSHA average for reportable incident rate for surface mines in the coal industry, and individual performance goals, all of which are discussed above in “Compensation Discussion and Analysis.”

Equity Awards

Values for stock grants in the summary compensation table and numbers included in the grants of plan-based awards table relate to restricted stock and restricted stock units granted to the named executive officers under our stockholder-approved 2007 plan. The plan is administered by the Compensation and Benefits Committee, which has retained the exclusive authority to make awards under the plan. The committee approves all long-term incentive grants to executive officers other than the CEO, whose grants are approved by the Board. The committee also approves the overall grant pool for all other participants. The primary purpose of the long-term incentive plan is to link compensation with the long-term interests of stockholders. Restricted stock units granted to the named executives officers on July 1, 2009 vest over three years beginning 12 months from the grant date, with 33% of the shares becoming vested and available for release at that time, and an additional 33% vesting and becoming available for release on each successive anniversary of the grant date. Full vesting occurs on the third anniversary of the grant date. Awards not yet released are forfeited upon separation.

2009 Grants of Plan-Based Awards

Name	Grant Date	Approval Date by Comp. Committee	All Other Stock Awards: Number of Units (#)	Grant Date Fair Value of Stock Awards($)(1)
Keith E. Alessi	7/01/2009	6/17/2009	30,000(1)	245,100
Kevin A. Paprzycki	7/01/2009	6/17/2009	5,600(1)	45,752
Morris W. Kegley	7/01/2009	6/17/2009	5,600(1)	45,752
Todd A. Myers	6/03/2009	5/13/2009	5,000(2)	47,600
	7/01/2009	6/17/2009	5,600(1)	45,752
John V. O’Laughlin	7/01/2009	6/17/2009	8,400(1)	68,628

(1)

The 2009 LTIP award granted by the Compensation and Benefits Committee on June 17, 2009 consisted of restricted stock units with a three-year vest issued out of the 2007 plan with a grant date of July 1, 2009.  The grant date fair value on July 1, 2009 was $8.17 per share.

(2)

Mr. Myers was granted a one-time issuance of 5,000 shares with no restrictions or vesting out of the 2007 plan to satisfy a past retirement obligation. The grant date fair value on June 3, 2009 was $9.52 per share.

2009 Outstanding Equity Awards at Fiscal Year-End

	Option Awards				Stock Awards
Name	Securities Underlying Unexercised Options (#) Exercisable	Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Units that have not vested (#)(2)	Market value of units that have not vested as of 12/31/09($)(3)
Keith E. Alessi	20,000	40,000(1)	21.40	7/01/18
	30,556	0	24.12	5/02/17
					30,000	267,300
Kevin A. Paprzycki	2,333	4,667(1)	21.40	7/01/18
	1,900	0	24.41	7/01/16
	2,500	0	29.48	6/05/16
					5,600	49,896
Morris W. Kegley	2,333	4,667(1)	21.40	7/01/18
	1,900	0	24.41	7/01/16
					5,600	49,896
Todd A. Myers	683	0	18.09	5/29/11
	2,517	0	18.19	5/29/11
	6,700	0	12.86	6/24/12
	6,700	0	18.08	6/30/13
	6,700	0	17.80	12/31/13
	12,300	0	19.37	7/01/14
	16,200	0	20.98	7/01/15
	7,900	0	24.41	7/01/16
	2,333	4,667(1)	21.40	7/01/18
					5,600	49,896
John V. O’Laughlin	20,000	0	12.04	3/05/11
	491	0	18.09	5/29/11
	1,809	0	18.19	5/29/11
	4,700	0	12.86	6/24/12
	3,650	0	18.08	6/30/13
	3,650	0	17.80	12/31/13
	9,800	0	19.37	7/01/14
	14,600	0	20.98	7/01/15
	9,900	0	24.41	7/01/16
	5,000	10,000(1)	21.40	7/01/18
					8,400	74,844

(1)

These options were awarded by the Compensation and Benefits Committee in June 2008 as part of the annual LTIP award.  The options vest in three annual increments beginning 7/1/09, with the remaining two increments vesting in July 2010 and July 2011.

(2)

Awards in this column consist of restricted stock units with a grant date of July 1, 2009. Awards of restricted stock units vest in thirds over a three-year period beginning on the first anniversary of the date of grant.

(3)

The market value of the awards of restricted stock units that have not yet vested was determined by multiplying the closing price of a share of common stock on December 31, 2009 ($8.91) by the number of shares.

Stock Vested in 2009

Name	Shares Acquired on Vesting(#)	Stock Value Realized on Vesting($)
Todd A. Myers	5,000	47,600

2009 Pension Benefits

Name(1)	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit as of December 31, 2009 ($)(2)	Payments During LastFiscal Year ($)
Keith E. Alessi	Westmoreland Retirement Plan (WCC)	2.08	23,819	—
Kevin A. Paprzycki	Westmoreland Retirement Plan (WCC)	3.0	21,241	—
Morris W. Kegley	Westmoreland Retirement Plan (WCC)	3.67	111,217	—
Todd A. Myers	Westmoreland Retirement Plan (WCC)	9.5	102,631	—
John V. O’Laughlin	Westmoreland Retirement Plan (BSS)	9.0	200,250	—

(1)	Mr. Lobb was not vested in the pension plan at the time he ceased employment.
(2)

Pension economic assumptions are consistent with our SFAS 87 financial reporting for fiscal year 2009. Demographic assumptions are also consistent with our pension financial reporting, with the exception that per SEC guidance, pre-retirement decrements are not used. A discount rate of 6.0% was used for 2009.

Effective July 1, 2009, the Board froze our pension plan for non-union employees, including our named executive officers, resulting in no future benefits accruing under these plans.  Prior to July 2009, each of the named executive officers, except Mr. Alessi, participated in the same defined benefit pension plans offered to other non-union employees. Eligible employees become fully vested after five years of service, or, in any event, upon attaining age 65. The pension plan provides for normal retirement at 65. Early retirement benefits are available at age 55 with 10 years of service, however at reduced benefits. None of the named executives covered under this plan are eligible to retire as of December 31, 2009. The executive may choose optional forms of benefit, all reduced to be actuarially equivalent to the single life annuity benefit. The optional forms available are 50%, 66 2/3% and 100% joint and survivor options, a 10-year certain and life option, and a single life annuity.

In addition, to the main Westmoreland pension plan, Mr. O’Laughlin is covered under plan provisions for two subsidiaries where he has worked. Aspects of each subsidiary’s plan provisions may be more or less attractive than the plan provisions applicable to us. Based on Mr. O’Laughlin’s service and salary, the Beulah and Savage Salaried Employee’s (“BSS”) benefits are the most valuable as of December 31, 2009. Under the BSS plan, normal retirement age is 65. Early retirement benefits are available at age 55 with 5 years of service, but reduced 3% per year for early commencement before age 62. Mr. O’Laughlin may choose optional forms of benefit, all reduced to be actuarially equivalent to the single life annuity benefit. The optional forms available are 50%, 66 2/3%, 75% and 100% joint and survivor options, a 10-year certain and life option, and a single life annuity.

Mr. Alessi, and those who are hired on or after July 1, 2006, who are not subject to collective bargaining and work 1,000 or more hours per year, are covered under a new benefit plan. As eligible employees become fully vested after five years of service, Mr. Alessi is not currently eligible for participation.

2009 Pension Benefits Upon Retirement/ Termination Disability or Death

Mr. O’Laughlin and Mr. Myers are each vested in the pension plan and are entitled to an annual lifetime benefit payable upon retirement, voluntary or involuntary termination, disability or death (paid for the life of the spouse). Benefits shown for Mr. O’Laughlin and Mr. Myers assume that the event entitling them to benefits occurred on December 31, 2009. The benefits for Mr. Myers are first payable on March 1, 2019. The benefits for Mr. O’Laughlin are first payable on January 1, 2010.

Name	Type of Termination	Plan	Benefit Amount	Form of Payment	Time or Period of Payment
John V. O’Laughlin	Retirement/Termination	Pension Plan	$2,005	Monthly Annuity	Life
	Disability	Pension Plan	$2,005	Monthly Annuity	Life
	Death	Pension Plan	$919	Monthly Annuity	Life of Spouse
Todd A. Myers	Retirement/Termination	Pension Plan	$1,208	Monthly Annuity	Life
	Disability	Pension Plan	$2,415	Monthly Annuity	Life to age 65
	Death	Pension Plan	$1,038	Monthly Annuity	Life of Spouse

Potential Payments upon Termination or Change-in-Control

Our named executive officers are not entitled to any additional payments or benefits relating to termination of employment other than the retirement benefits previously described in the preceding compensation tables and participation in a severance policy that is generally available to all our employees. Our severance policy covers virtually all our employees, although the amount of the severance benefit depends upon employee tier. The highest tier, which includes our named executive officers, provides for severance compensation equal to 12 months of monthly base pay, 9 months of outplacement assistance and 12 months of health benefit continuation. Severance benefits are payable under the policy only in the following circumstances: involuntary termination that is not for cause; termination due to sale of a facility, division or business segment; or relocation of more than 50 miles that the employee declines. Our executives do not have employment contracts or any benefits triggered by a change-in-control.  In addition, our Annual Incentive Program provides that program participants are only entitled to payment of incentive payouts if they are employed on the date of payment, which typically occurs in March of the following year.  All incentive payouts are forfeited should a named executive officer leave our employment, for any reason, prior to such time.

The following table represents full walk-away amounts for each of our named executive officers upon the occurrence of certain events, assuming in each case that the event in question occurred as of December 31, 2009.  The following tables do not include amounts payable upon termination for pension benefits, as those benefits are described above in the “2009 Pension Benefits” tables.

Name	Type of Compensation	Termination for Cause/ Voluntary Termination	Involuntary Not for Cause	Termination upon Change-in-Control	Retirement	Death
Keith Alessi	Salary	$0	$600,000	$0	$0	$0
	Vested Equity(1)(2)	$0	$0	$267,300	$0	$267,300
	Outplacement Services and health benefits	$0	$23,125	$0	$0	$0

Name	Type of Compensation	Termination for Cause/ Voluntary Termination	Involuntary Not for Cause	Termination upon Change-in-Control	Retirement	Death
Kevin Paprzycki	Salary	$0	$207,000	$0	$0	$0
	Vested Equity(1)(2)	$0	$0	$49,896	$0	$49,896
	Outplacement Services and other benefits	$0	$22,235	$0	$0	$0

Name	Type of Compensation	Termination for Cause/ Voluntary Termination	Involuntary Not for Cause	Termination upon Change-in-Control	Retirement	Death
Morris Kegley	Salary	$0	$207,375	$0	$0	$0
	Vested Equity(1)(2)	$0	$0	$49,896	$0	$49,896
	Outplacement Services and other benefits	$0	$18,583	$0	$0	$0

Name	Type of Compensation	Termination for Cause/ Voluntary Termination	Involuntary Not for Cause	Termination upon Change-in-Control	Retirement	Death
Todd Myers	Salary	$0	$226,633	$0	$0	$0
	Vested Equity(1)(2)	$0	$0	$49,896	$0	$49,896
	Outplacement Services and other benefits	$0	$23,143	$0	$0	$0

Name	Type of Compensation	Termination for Cause/ Voluntary Termination	Involuntary Not for Cause	Termination upon Change-in-Control	Retirement	Death
John O’Laughlin	Salary	$0	$220,007	$0	$0	$0
	Vested Equity(1)(2)	$0	$0	$74,844	$0	$74,844
	Outplacement Services and other benefits	$0	$17,404	$0	$0	$0

(1)

Various unvested options and SARs held by our named executive officers automatically vest upon a change-in-control.  However, all outstanding options held by our named executive officers have an exercise price greater than $8.91, the closing price of our stock on December 31, 2009. There is no intrinsic value in any accelerated options or vested stock options because options with an exercise price greater than $8.91 have zero intrinsic value.

(2)

We awarded long-term equity to the named executive officers in the form of restricted stock units with a grant date of July 1, 2009, vesting in thirds on an annual basis.  Pursuant to the restricted stock unit agreements, the units automatically vest immediately prior to a change-in-control, death, disability or qualified retirement of the recipient.  No named executive officer met the qualifications for a “qualified retirement” as of December 31, 2009.

CERTAIN TRANSACTIONS

Policies and Procedures for Related Person Transactions

Our Board has adopted written policies and procedures for the review of any transaction, arrangement, or relationship in which Westmoreland Coal Company is a participant, the amount involved exceeds $120,000, and one of our executive officers, directors, director nominees or 5% stockholders (or their immediate family members), each of whom we refer to as a related person, has a direct or indirect material interest.

If a related person proposes to enter into a related person transaction, the related person must report the proposed related person transaction to our general counsel. The policy calls for the proposed related person transaction to be reviewed and, if deemed appropriate, approved by our Audit Committee. Whenever practicable, the reporting, review, and approval will occur prior to entry into the transaction. If advance review and approval is not practicable, the Audit Committee will review, and, in its discretion, may ratify the related person transaction. The policy also permits the Chairman of the Audit Committee to review and, if deemed appropriate, approve proposed related person transactions that arise between committee meetings, subject to ratification by the Audit Committee at its next meeting. Any related person transactions that are ongoing in nature will be reviewed annually. As appropriate for the circumstances, the Audit Committee will review and consider:

•

the related person’s interest in the related person transaction;

•

the approximate dollar value of the amount involved in the related person transaction;

•

whether the terms of the transaction are no less favorable to us than could have been reached with an unrelated third party; and

•

the purpose of, and the potential benefits to us of, the transaction.

The Board has determined that certain transactions do not create a material direct or indirect interest on behalf of related persons and, therefore, are not related person transactions for purposes of the policy, such as compensation to an executive officer if the compensation has been approved, or recommended to the Board for approval by the Compensation and Benefits Committee or an arrangement that is specifically contemplated by provisions of our certificate of incorporation or bylaws, such as the exculpation, indemnification, and directors’ and officers’ insurance arrangements contemplated by the certificate of incorporation and bylaws.

Certain Relationships and Related Transactions

On March 4, 2008, we completed the sale of $15 million of senior secured convertible notes to Tontine Partners, L.P. and Tontine Capital Partners, L.P. pursuant to a Senior Secured Convertible Note Purchase Agreement dated as of March 4, 2008 among us, the Tontine partnerships, and Tontine Capital Associates, L.P., as collateral agent.  Mr. Jeffrey Gendell, who is either a managing member of, or a managing member of the general partner of, the Tontine partnerships is deemed to beneficially own greater than 20% of our outstanding common stock on an as-converted basis. The senior notes bear interest at a rate of 9% per annum, payable in cash or in kind at our option, and are payable in full on March 4, 2013.  In 2009, we paid the Tontine entities $1,469,641 of in kind interest.

AUDITORS

Change in Independent Public Accounting Firm

On January 6, 2009, we notified KPMG LLP that, upon completion of the 2008 audit engagement and the filing of the Form 10-K for the year ending December 31, 2008, it would be dismissed as our independent registered public accounting firm. The decision to change accounting firms was approved by our Audit Committee. On March 13, 2009, KPMG completed its audit services for the Company for the fiscal year ended December 31, 2008.

During the years ended December 31, 2008 and 2007 and the subsequent period through the date of the filing of the Form 8-K/A on March 23, 2009, we had no: (1) disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to KPMG’s satisfaction, would have caused KPMG to make reference in connection with their opinion to the subject matter of the disagreement; or (2) reportable events, except as described below.  Our management has authorized KPMG to respond fully to the inquiries of the new independent registered public accounting firm regarding all matters.

KPMG’s reports on our consolidated financial statements as of and for the years ended December 31, 2008 and 2007 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, except that the audit report of KPMG on the consolidated financial statements of Westmoreland and subsidiaries for the year ended December 31, 2008 expressed the opinion that various factors raised substantial doubt about our ability to continue as a going concern. The audit reports of KPMG on the effectiveness of internal control over financial reporting as of December 31, 2008 did not contain any adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles. The audit reports of KPMG on the effectiveness of internal control over financial reporting as of December 31, 2007 did not contain any adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles, except that KPMG’s report indicated that we did not maintain effective internal control over financial reporting as of December 31, 2007 because of the effect of material weaknesses on the achievement of the objectives of the control criteria and contained an explanatory paragraph that stated that: “Management identified and included in its assessment material weaknesses related to electronic spreadsheets that impact the Company’s financial reporting, census data used to calculate postretirement medical benefit obligations, and the accounting for one of the Company’s stock based compensation plans.”

We requested and obtained from KPMG a letter addressed to the Securities and Exchange Commission stating whether or not it agreed with the above statements. A copy of KPMG’s letter, dated March 16, 2009, is filed as Exhibit 16.1 to our Current Report on Form 8-K/A filed March 23, 2009.

Engagement of Ernst & Young LLP

On January 8, 2009, our Audit Committee approved the engagement of Ernst & Young LLP as our new independent registered public accounting firm beginning with fiscal year 2009, and to perform procedures related to the financial statements to be included in our quarterly report on Form 10-Q, beginning with, and including, the quarter ending March 31, 2009. We did not consult with Ernst & Young during the fiscal years ended December 31, 2007 and December 31, 2008, or during any subsequent period prior to its appointment as our auditor with respect to any of the matters or events listed in Regulations S-K 304(a)(2)(i) and (ii).

Auditor’s Fees

The following table summarizes the fees of KPMG, our independent registered public accounting firm for fiscal year 2008, and Ernst & Young, for fiscal year 2009. For 2009, audit fees include an estimate of amounts not yet billed.

Fee Category(1)	2009	2008
Audit Fees(2)	$856,000	$1,136,000
Total Fees	$856,000	$1,136,000

(1)	We did not pay any “Audit Related Fees,” “Tax Fees” or “All Other Fees” to either KPMG or Ernst & Young in fiscal years 2008 or 2009.
(2)

Audit fees consist of fees for the audit of our financial statements, including fees related to the audit of our internal controls over financial reporting, the review of the interim financial statements included in our quarterly reports on Form 10-Q, and other professional services provided in connection with statutory and regulatory filings.

Pre-Approval Policy and Procedures

The Audit Committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our registered public accounting firm. This policy generally provides that we will not engage our registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by the Audit Committee or the engagement is entered into pursuant to one of the pre-approval procedures. From time-to-time, the Audit Committee may pre-approve specified types of services that are expected to be provided to us by our registered public accounting firm during the next 12 months. Any such pre-approval is detailed as to the particular service or type of services to be provided and is also generally subject to a maximum dollar amount. The Audit Committee has delegated to the Chairman of the Audit Committee the authority to approve any audit or non-audit services to be provided to us by our registered public accounting firm. Any approval of services by the Chairman of the Audit Committee pursuant to this delegated authority is reported on at the next meeting of the Audit Committee. All fees paid to KPMG in 2008 and all fees paid to Ernst & Young in 2009 were pre-approved by the Audit Committee.

PROPOSAL 1

ELECTION OF DIRECTORS BY THE HOLDERS OF COMMON STOCK

Each of our common stock director nominees is currently a member of the Board. Each director elected at the annual meeting shall hold office until the next annual meeting of stockholders, or until his death, resignation, or removal, if earlier.  While Tontine Capital Partners, L.P. and Tontine Partners, L.P. have the right to designate two individuals for election to our Board as common stock directors pursuant to a Secured Convertible Note Purchase Agreement dated March 4, 2008, they have not so designated any directors at this time.

The Board of Directors recommends that holders of Common Stock vote “FOR” the election of the following nominees whose biographical information can be found above on pages 4 and 5:

•

Keith E. Alessi;

•

Thomas J. Coffey;

•

Michael R. D’Appolonia; and

•

Richard M. Klingaman.

PROPOSAL 2

ELECTION OF DIRECTORS BY THE HOLDERS OF SERIES A PREFERRED STOCK

The holders of our Series A Preferred Stock are entitled to elect two members to the Board. Each person elected at the meeting shall hold office until the next annual meeting of stockholders, or until his death, resignation, or removal, if earlier. In addition, if the special voting rights of the Series A Preferred Stock terminate, the terms of office of the directors elected by the holders of the Series A Preferred Stock will immediately terminate.

The Board recommends that holders of Depositary Shares vote “FOR” the election of the following nominees whose biographical information can be found above on page 5:

•

William M. Stern; and

•

Frank T. Vicino, Jr.

PROPOSAL 3

RATIFICATION OF PRINCIPAL INDEPENDENT AUDITOR

The Audit Committee appointed the firm of Ernst & Young LLP as our principal independent auditor for fiscal year 2010.  Ernst & Young LLP served as our principal independent auditor in fiscal year 2009. Representatives of Ernst & Young LLP are expected to be present at the annual meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to questions.

The Board recommends that you vote FOR ratifying the appointment of Ernst & Young LLP as principal independent auditor for 2010.

MISCELLANEOUS

Upon the written request of any person who on the record date was a record owner of our stock, or who represents in good faith that he or she was on such date a beneficial owner of such stock entitled to vote at the annual meeting, we will send such person, without charge, a copy of our Annual Report on Form 10-K for 2009, as filed with the Securities and Exchange Commission. Requests for this report should be directed to Corporate Secretary, Westmoreland Coal Company, 2nd Floor, 2 North Cascade Avenue, Colorado Springs, Colorado 80903.

The Board has no present intention of bringing any other business before the meeting and has not been informed of any other matters that are to be presented to the meeting. If any other matters properly come before the meeting, however, the persons named in the enclosed proxy will vote in accordance with their best judgment.

March 29, 2010

WESTMORELAND COAL COMPANY 2 N. CASCADE AVE., 2ND FLOOR COLORADO SPRINGS, CO 80903 ATTN: JENNIFER S. GRAFTON

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	M22366-P91502	KEEP THIS PORTION FOR YOUR RECORDS

-------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.							DETACH AND RETURN THIS PORTION ONLY

WESTMORELAND COAL COMPANY			For	Withhold	For All	To withhold authority to vote for any individual nominee(s), mark “ For All Except ” and write the number(s) of the nominee(s) on the line below.
			All	All	Except
The Board of Directors recommends that holders of Common Stock vote "FOR" the election of the following nominees.
			0	0	0

1.	ELECTION OF DIRECTORS
Nominees:
	01)	Keith E. Alessi;
	02)	Thomas J. Coffey;
	03)	Michael R. D’Appolonia; and
	04)	Richard M. Klingaman.

The Board recommends that you vote FOR ratifying the appointment of Ernst & Young LLP as principal independent auditor for 2010.
							For	Against	Abstain
2.	Ratification of the appointment of Ernst & Young LLP as our principal independent auditor for fiscal year 2010.						0	0	0

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer

Signature [PLEASE SIGN WITHIN BOX]		Date			Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

Combined Document is available at

www.proxyvote.com.

-------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

WESTMORELAND COAL COMPANY Annual Meeting of Stockholders May 20, 2010 8:30 AM This proxy is solicited by the Board of Directors

The undersigned hereby constitutes and appoints Morris W. Kegley and Jennifer S. Grafton and each of them, as true and lawful agents and proxies with power of substitution, to represent the undersigned and to vote all shares of Common Stock held by the undersigned at the Annual Meeting of Stockholders to be held at our corporate offices, 2 N. Cascade Avenue, 2nd Floor, Colorado Springs, CO 80903, on Thursday, May 20, 2010, at 8:30 a.m. (mountain time), and at any adjournments thereof, on all matters coming before said meeting as noted on the reverse side of this card.

This proxy, when properly executed, will be voted in the manner directed herein. If no directions are given, this proxy will be voted FOR the election of directors and FOR the ratification of auditors. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF.

You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. The proxies cannot vote the shares unless you sign and return this card.

Continued and to be signed on reverse side

WESTMORELAND COAL COMPANY 2 N. CASCADE AVE., 2ND FLOOR COLORADO SPRINGS, CO 80903 ATTN: JENNIFER S. GRAFTON

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	M22368-P91502	KEEP THIS PORTION FOR YOUR RECORDS

-------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.							DETACH AND RETURN THIS PORTION ONLY

WESTMORELAND COAL COMPANY			For	Withhold	For All	To withhold authority to vote for any individual nominee(s), mark “ For All Except ” and write the number(s) of the nominee(s) on the line below.
			All	All	Except
The Board recommends that holders of Depository Shares vote "FOR" the election of the following nominees.
			0	0	0

1.	ELECTION OF DIRECTORS BY THE HOLDERS OF SERIES A PREFERRED STOCK
Nominees:
	01)	William M. Stern; and
	02)	Frank T. Vicino, Jr.

The Board recommends that you vote FOR ratifying the appointment of Ernst & Young LLP as principal independent auditor for 2010.
							For	Against	Abstain
2.	Ratification of the appointment of Ernst & Young LLP as our principal independent auditor for fiscal year 2010.						0	0	0

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer

Signature [PLEASE SIGN WITHIN BOX]		Date			Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

Combined Document is available at

www.proxyvote.com.

-------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

WESTMORELAND COAL COMPANY Annual Meeting of Stockholders May 20, 2010 8:30 AM This proxy is solicited by the Board of Directors

The undersigned hereby constitutes and appoints Morris W. Kegley and Jennifer S. Grafton and each of them, as true and lawful agents and proxies with power of substitution, to represent the undersigned and to vote all shares of Common Stock held by the undersigned at the Annual Meeting of Stockholders to be held at our corporate offices, 2 N. Cascade Avenue, 2nd Floor, Colorado Springs, CO 80903, on Thursday, May 20, 2010, at 8:30 a.m. (mountain time), and at any adjournments thereof, on all matters coming before said meeting as noted on the reverse side of this card.

This proxy, when properly executed, will be voted in the manner directed herein. If no directions are given, this proxy will be voted FOR the election of directors and FOR the ratification of auditors. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF.

You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. The proxies cannot vote the shares unless you sign and return this card.

Continued and to be signed on reverse side